Exhibit 10.3

Execution Version

AMENDMENT NO. 8 TO MASTER REPURCHASE AGREEMENT

AMENDMENT NO. 8 TO MASTER REPURCHASE AGREEMENT, dated as of February 19, 2020 (this “Amendment”), among PARLEX 1 FINANCE, LLC (“Seller”) and BANK OF AMERICA, N.A., a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase Agreement, dated as of May 21, 2013, as amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of September 23, 2013, as further amended by that certain Joinder Agreement, also dated as of September 23, 2013, as further amended by that certain Amendment No. 2 to Master Repurchase Agreement, dated as of June 30, 2014, as further amended by that certain Amendment No. 3 to Master Repurchase Agreement, dated as of March 27, 2015, as further amended by that certain Joinder Termination Agreement dated as of March 25, 2016, as further amended by that certain Amendment No. 4 to Master Repurchase Agreement, also dated as of March 25, 2016, as further amended by that certain Amendment No. 5 to Master Repurchase Agreement, dated as of December 21, 2017, as further amended by that certain Amendment No. 6 to Master Repurchase Agreement, dated as of March 30, 2018, and as further amended by that certain Amendment No. 7 to Master Repurchase Agreement, dated as of December 19, 2019 (as amended hereby and as may be further amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Repurchase Agreement”); and

WHEREAS, Seller and Buyer have agreed to amend certain provisions of the Repurchase Agreement in the manner set forth herein, and Blackstone Mortgage Trust Inc. (“Guarantor”) has agreed to make the acknowledgements set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer each hereby agree as follows:

SECTION 1. Amendments to Repurchase Agreement.

(a) Section 2 of the Repurchase Agreement is hereby amended by inserting the following new defined terms in correct alphabetical order:

“Additional CLO Participated Loan” shall mean a Purchased Loan which is a certificated senior pari passu controlling participation interest in a Mortgage Loan or Mezzanine Loan and/or certificated senior pari passu participation interest in a Mortgage Loan or Mezzanine Loan responsible for all future funding obligations under such Mortgage Loan or Mezzanine Loan, in each case to the extent that, as of the Purchase Date for such Purchased Loan, a corresponding non-controlling senior pari passu participation interest is an asset of a securitization transaction.

(b) The terms, “CLO Participated Purchased Loans”, “CLO Servicer Notice”, “CLO Servicing Agreement” and “Participation Agreement”, each as set forth in Section 2 of the Repurchase Agreement, are each hereby amended and restated in their entirety to read as follows:

“CLO Participated Purchased Loans” shall mean (i) each of the Woolworth Building Mortgage Loan Participation, the Woolworth Building Mezzanine Loan Participation, the Atlanta Plaza Mortgage Participation, the Metropolitan Portfolio III Mortgage Participation and the Brea Campus Mortgage Participation, each as identified in the related Confirmations therefor, dated as of December 21, 2017, (ii) each of Participation A-1 and Participation A-3 in LBA Distribution Portfolio and Participation A-1 and Participation A-3 in Wynwood 25, each as identified in the related Confirmation therefor, dated as of February 19, 2020, and (iii) each Additional CLO Participated Purchased Loan, each as identified in the related Confirmation therefor.

“CLO Servicer Notice” shall mean (i) with respect to each CLO Participated Purchased Loan identified in clause (i) of the definition thereof, that certain Servicer Notice and Irrevocable Instruction Letter, dated as of December 21, 2017, by and among Buyer, Seller, Midland Loan Services, Inc., a Division of PNC National Association, as servicer, and CT Investment Management Co., LLC, as special servicer, (ii) with respect to each CLO Participated Purchased Loan identified in clause (ii) of the definition thereof, that certain Servicer Notice and Irrevocable Instruction Letter, dated as of February 19, 2020, by and among Buyer, Seller, Midland Loan Services, Inc., a Division of PNC National Association, as servicer, and CT Investment Management Co., LLC, as special servicer, and (iii) with respect to each Additional CLO Participated Purchased Loan, the servicer notice and irrevocable instruction letter entered into in connection with the corresponding Transaction on the Purchase Date therefor, each as the same may be amended, supplemented or otherwise modified from time to time.

“CLO Servicing Agreement” shall mean (i) with respect to each CLO Participated Purchased Loan identified in clause (i) of the definition thereof, that certain Servicing Agreement, dated as of December 21, 2017, by and among BXMT 2017-FL1, Ltd., as issuer, Wells Fargo Bank, National Association, as trustee and as note administrator, 42-16 CLO L Sell, LLC, as advancing agent, Midland Loan Services, Inc., a Division of PNC National Association, as servicer, CT Investment Management Co., LLC, as special servicer, and Park Bridge Lender Services LLC, as operating advisor, (ii) with respect to each CLO Participated Purchased Loan identified in clause (ii) of the definition thereof, that certain Servicing Agreement, dated as of February 19, 2020, by and among BXMT 2020-FL2, Ltd., as issuer, Wells Fargo Bank, National Association, as note administrator, Wilmington Trust, National Association, as trustee, 42-16 CLO L Sell, LLC, as advancing agent, Midland Loan Services, Inc., a Division of PNC National Association, as servicer, and CT Investment Management Co., LLC, as special servicer, and (iii) with respect to each Additional CLO Participated Purchased Loan, the servicing agreement entered into in connection with the corresponding securitization transaction, each as the same may be amended, supplemented or otherwise modified from time to time.

“Participation Agreement” shall mean (i) with respect to each CLO Participated Purchased Loan identified in clause (i) of the definition thereof, each Participation Agreement and Future Funding Indemnification Agreement, dated as of December 21, 2017, by and among 42-16 CLO L Sell, LLC, as Lender and as the Initial Participation A-2 Holder, Seller, as the Initial Participation A-1 Holder, Guarantor, as the Future Funding Indemnitor, and Wells Fargo Bank, National Association, as the Participation Custodial Agent, entered into in respect of each such CLO Participated Purchased Loan, (ii) with respect to each CLO Participated Purchased Loan identified in clause (ii) of the definition thereof, each Participation Agreement and Future Funding Indemnification Agreement, dated as of February 19, 2020, by and among 42-16 CLO L Sell, LLC, as Lender and as the Initial Participation A-2 Holder, Seller, as the Initial Participation A-1 Holder and the Initial Participation A-3 Holder, and Guarantor, as the Future Funding Indemnitor, entered into in respect of each such CLO Participated Purchased Loan, and (iii) with respect to each Additional CLO Participated Purchased Loan, the participation agreement pursuant to which such Additional CLO Participated Purchased Loan was issued, as each may be amended, supplemented or otherwise modified and in effect from time to time.

(c) The definition of “Significant Modification”, as set forth in Section 2 of the Repurchase Agreement, is hereby amended by amending and restating the last sentence thereof in its entirety to read as follows:

“For the avoidance of doubt, with respect to any CLO Participated Purchased Loan, the term “Significant Modification” shall include, without limitation, (a) any increase to the principal balance of any Senior Interest or Loan Participation or the related Mortgage Loan or Mezzanine Loan, applicable, other than as a result of any future funding by Seller as required under the Purchased Loan Documents without giving effect to amendments or modifications without the consent of Buyer (other than amendments required in connection with such required future fundings by Seller as permitted pursuant to the Agreement) and (b) any increase to the amount of future funding obligations required to be advanced by the lender to the applicable Underlying Obligor under any Purchased Loan Document, but in each case shall be deemed to exclude any modification or amendment (including, without limitation (but subject to any other applicable provisions of this Agreement), a reduction in the aggregate outstanding principal balance of any CLO Participation Participated Purchased Loan, and a corresponding increase in the aggregate outstanding principal balance of any other senior pari passu participation interest in the related underlying Mortgage Loan or Mezzanine Loan, as applicable, via ledger entry) in connection with any reallocation of all or any portion of the principal balance of any CLO Participated Purchased Loan to any other senior pari passu participation interest in the underlying Mortgage Loan or Mezzanine Loan, as applicable, related to such CLO Participated Purchased Loan which other participation interest is included in a securitization transaction pursuant to Section 29(a), (b) and/or (c) of the Participation Agreement or such similar mechanic under any other related securitization documents.”

(d) Section 3(h)(iv) of the Repurchase Agreement is hereby further amended by inserting the following new sentence at the end thereof:

“Notwithstanding the foregoing, in connection with the repurchase on December 21, 2017, February 19, 2020 or on the Purchase Date for any Additional CLO Participated Loan of any Mortgage Loan, Mezzanine Loan or Senior Interest therein, as applicable, that is an underlying Mortgage Loan, Mezzanine Loan or Senior Interest therein, as applicable, in respect of a CLO Participated Purchased Loan, the Exit Fee otherwise payable hereunder shall be reduced by an amount equal to the product of (a) 0.50% and (b) the Maximum Purchase Price of the applicable CLO Participated Purchased Loan in effect as of the Purchase Date therefor.”

SECTION 2. Effectiveness. This Amendment shall become effective on the date first set forth above (the “Amendment Effective Date”), which is the date on which this Amendment is executed and delivered by a duly authorized officer of each of Seller and Buyer and acknowledged and agreed by Guarantor, along with delivery to Buyer of such other documents as Buyer reasonably requested prior to the Amendment Effective Date.

SECTION 3. Compliance with Transaction Documents. On and as of the date first above written, Seller hereby represents and warrants to Buyer that (a) it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under the Repurchase Agreement has occurred and is continuing, and (c) after giving effect to this Amendment, the representations and warranties contained in Section 10 of the Repurchase Agreement are true and correct in all material respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all material respects as of such other date).

SECTION 4. Acknowledgements of Seller. Seller hereby acknowledges that, as of the date hereof, Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement and the other Transaction Documents.

SECTION 5. Acknowledgments of Guarantor. Guarantor hereby acknowledges (a) the execution and delivery of this Amendment, and agrees that it continues to be bound by the Guaranty to the extent of the Obligations (as defined therein), notwithstanding the execution and delivery of this Amendment and the impact of the changes set forth herein, and (b) that Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guaranty and each of the other Transaction Documents.

SECTION 6. Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms; provided, however, that upon the Amendment Effective Date, all references in the Repurchase Agreement to the “Agreement” and the “Transaction Documents” shall be deemed to include, in any event, this Amendment. Each reference to the Repurchase Agreement in any of the Transaction Documents shall be deemed to be a reference to the Repurchase Agreement as amended by this Amendment.

SECTION 7. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 8. Expenses. Seller agrees to pay and reimburse Buyer for all actual out-of-pocket costs and expenses reasonably incurred by Buyer in connection with the preparation, execution and delivery of this Amendment in accordance with Section 20(b) of the Repurchase Agreement.

SECTION 9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT.

SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

[Remainder of page intentionally left blank; Signatures follow on next page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BUYER:

BANK OF AMERICA, N.A.,
a national banking association

By:	/s/ Steven Wasser
Name: Steven Wasser
Title: Managing Director

[Signature Page to Amendment No. 8 to Master Repurchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLER: PARLEX 1 FINANCE, LLC, a Delaware limited liability company

By:	/s/ Douglas N. Armer
Name: Douglas N. Armer
Title: Executive Vice President, Capital Markets, and Treasurer

[Signature Page to Amendment No. 8 Master Repurchase Agreement]

Acknowledged and Agreed: BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation, in its capacity as Guarantor, and solely for purposes of acknowledging and agreeing to the terms of this Amendment:

By:	/s/ Douglas N. Armer
Name: Douglas N. Armer
Title: Executive Vice President, Capital Markets and Treasurer

[Signature Page to Amendment No. 8 Master Repurchase Agreement]